UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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[X]	Preliminary Information Statement
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[ ]	Definitive Information Statement

KAT GOLD HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

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KAT GOLD HOLDINGS CORP.

1149 Topsail Road

Mount Pearl, Newfoundland Canada A1N 5G2

(709) 728-8070

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Dear Stockholders:

We are writing to advise you that KAT GOLD HOLDINGS CORP., a Nevada corporation, (the “Company”, “we”, “our”, “us” or words of similar inport) has obtained the written consent of the shareholders of the Company owning at least a majority of the outstanding shares entitled to vote on the matter set forth in this Information Statement as of the Record Date (the “Majority Shareholders”) to the following corporate actions:

1. Change the Company’s name to Obicom, Inc.;

2. Ratify a 1:700 reverse split of the Company’s issued and outstanding shares of common stock;

3. Authorize 5 million shares of Series B Preferred Stock. Each Series B Preferred Share entitles the holdes to convert each share of Series B Preferred Stock into 100 shares of common stock; and

4. Authorize 5 million shares of Series C Preferred Stock. Each Series C Preferred Share entitles the holder to convert each share of Series C Preferred Stock into 50 shares of common stock.

The foregoing actions were approved on March 25, 2014 by our Board of Directors. In addition, on March 25, 2014 (the “Record Date”) the holders of 55.6% of the Company’s outstanding voting securities approved the foregoing actions. The number of shares voting for the proposals were sufficient for approval.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

The proposed corporate actions will become effective on filing a Certificate of Amendment to our Cerificate of Incorporation and Certificate of Change. Copies of each are attached hereto as Exhibit A and Exhibit B, Both the Certificate of Change and the Certificate of Amendment to our Articles of Incorporation will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about  _____________ .

If you have any questions on the enclosed Information Statement you may contact us directly. We thank you for your continued interest in our Company.

For the Board of Directors of KAT Gold Holdings Corp.

March 26, 2014	By	/s/ Kenneth Stead
Kenneth Stead, CEO/Director

GENERAL

This Information Statement is being furnished to the stockholders of KAT Gold Holdings Corp. as of March 25, 2014 (the “Record Date”) in connection with the written consent of the holders of a majority of our issued and outstanding voting securities.

FORWARD LOOKING STATEMENTS

This Information Statement contains forward-looking statements about the Company’s business containing the words “believes’, “anticipates”, “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock  and Series A Preferred Shares as of the Record Date owned by our officers,  directors and each person known by us to beneficially own 5% or more of the outstanding voting  shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information, each of our “named executive officers” and directors, and all of our executive officers and directors as a group.

Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

Name	No of Shares of Common Stock	Percent of Common Stock Owned (1)	No of Shares Series A Preferred (2)	Percent Series A Preferred	Total Percent Voting Shares

Kenneth Stead Officer/Director	166,159,603	31.6%	1,500,000	70.7%	35.2%

Timothy Stead Officer/Director	102,303,016	19.5%	620,000	29.3%	20.4%

All Officers And Directors Two Members	268,462,619	51.1%	2,120,000	100%	55.6%

(1) Based on 524,881,342 shares of common stock issued and outstanding as of the Record Date.

(2) Each Series A Preferred Share entitles the holder thereof to 25 votes on any matters brought to a vote of the Holders of our common stock.

ACTIONS TO BE TAKEN

1. Approve a name change to Obicom, Inc.;

2. Approve a 1:700 Reverse Stock Split;

3. Authorize the issuance of five million (5,000,000) shares of Series B Preferred Shares, each Series B share convertible into 100 shares of common stock; and

4. Authorize the issuance of five million (5,000,000) shares of Series C Preferred Shares, each Series C share convertible into 50 shares of common stock.

Background:

The members of the Board of Directors and stockholders owning approximately 55.6% of the outstanding voting securities (the “Majority Shareholders”) have executed a written consent approving the corporate actions. The Majority Shareholders held of record on the Record Date 268,462,619 shares of our common stock and 2,120,000 shares of our Series A Preferred Shares. Each Series A Preferred share entitles the holder thereof to 25 votes on any matters brought to a vote of the holders of the Company’s common stock. As a result, holders of approximately 55.6% of our outstanding voting securities approved the foregoing actions. There was no other class of securities entitled to vote on these matters. Dissenting stockholders do not have any statutory appraisal rights as a result of the actions taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with these actions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Section 78.320 of the Nevada Revised Statutes (“NRS”) provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Majority Shareholders who collectively own shares representing a majority of our Common Stock.

ACTION 1

NAME CHANGE

The Company has not identified any reserves and does not have sufficient capital to implement a drilling program.

Therefore, the Company will be implementing a new business strategy and has  chosen the name Obicom, Inc.

Following the filing of a Certificate of Amendment to the Company’s Certificate of Incorporationm with the Nevada Secretary of State, we intend to submit a request to the Financial Industry Regulatory Authority (“FINRA”) and request a symbol change under which the Company’s common stock will trade.  Further, we expect that our common stock will continue to be quoted on the OTCQB or other applicable tiers of the OTC markets.

ACTION 2

THE REVERSE STOCK SPLIT

The Reverse Stock Split amendment permits (but does not require) the Board of Directors to effect a reverse stock split of the Company’s outstanding common stock by a ratio of 1:700. We believe that the Reverse Stock Split will maximize the anticipated benefits for our stockholders. In determining the exchange ratio for the Reverse stock Split, our Board of Directors took into account such factors as:

• the initial listing requirements of any market or exchange the Company may consider applying to be listed upon;

• the historical trading price and trading volume of our common stock;

• the number of shares of our common stock outstanding;

• the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

• the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

• prevailing general market and economic conditions.

The Board of Directors reserves the right to elect to abandon the Reverse Stock Split, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in our best interests and the best interests of our stockholders.

The Board considered reducing the number of shares of authorized common stock in connection with the reverse stock split, but determined that the availability of additional shares may be beneficial to our Company in the future for possible issuances. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include effecting future acquisitions of other businesses through the issuance of shares of our common stock or securities convertible into shares of our common stock and for issuance in financing transactions. We cannot be certain that the reverse stock split will have a long-term positive effect on the market price of our common stock in the future.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The primary purpose for the Reverse Stock Split is to increase the market price of our common stock and to make our common stock more attractive to a broader range of institutional and other investors. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the market price of our common stock.  The Reverse Stock Split would also reduce certain of our costs and may facilitate trading or reduce costs, as discussed below.

Additionally, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split will result in the intended benefits described above, that the market price of our common stock will increase (proportionately to the reduction in the number of shares of our common stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split could be lower or higher than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

If and when implemented, the reverse stock split will also have the following effects upon the number of shares of our common stock outstanding and the number of authorized and unissued shares of our common stock:

• the number of authorized shares of common stock will not change;

• no scrip or fractional shares will be issued as a result of the reverse stock split and any fractional shares which may be issuable will be rounded up to the nearest whole share;

• the per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding; and

• the par value of the common stock will remain the same.

The Reverse Stock Split will become effective upon the filing (the “Split Effective Time”) of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Nevada. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the Board of Directors reserves the right to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Certificate of Incorporation, the Board of Directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent the Reverse Stock Split would result in fractional shares, as described above. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power, except to the extent the Reverse Stock Split would result in fractional shares.  If the Reverse stock Price would result in the issuance of a fractional share, the fractional share will be rounded up to the next whole number.

Upon the effective date of the Reverse Split, each seven hundred (700) shares of the Company’s then existing issued and outstanding shares of common stock will be converted automatically into one (1) share of our post-reverse stock split Common Stock. Fractional shares will be rounded up to the nearest whole share and there will be mandatory exchange of old shares into new shares.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Split Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which are numbers used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates).

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split common stock.

Holders of Shares of Common Stock

Because our common stock is currently quoted on the OTC Markets, the reverse stock split will also require processing by the Financial Industry Regulatory Authority, Inc. (FINRA) pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for this action to be recognized in the market for trading purposes. Our common stock will be quoted on the OTC Markets at the post-split price on the effective date.

Following the reverse stock split, the share certificates representing the Old Shares will continue to be valid. In the future, new share certificates will be issued reflecting the reverse stock split, but this in no way will effect the validity of your current share certificates. After the effective date of the reverse stock split, each share certificate representing seven hundred (700) Old Shares will be deemed to represent One (1) New Share.  Certificates representing New Shares will be issued in due course as Old Share certificates are tendered for exchange or transfer to our transfer agent.

As applicable, new share certificates evidencing New Shares that are issued in exchange for Old Shares representing restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period. We will bear the costs of the issuance of the additional stock certificates.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by us in furtherance of the forward stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

The reverse stock split should not result in any recognition of gain or loss. The holding period of the shares owned after the reverse stock split (the “New Shares”) will include the stockholder’s holding period for the corresponding shares of common stock (the “Old Shares”) owned prior to the reverse stock split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a stockholder’s original shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest. Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

ACTION 3

AUTHORIZING A CLASS OF SERCURITIES DESIGNATED SERIES B PREFERRED SHARES

We have authorized the issuance of five million shares of Series B Preferred Shares, each Series B Preferred Share, $0.001 par value, will entitle the holder thereof to convert each Series B Preferred Share into 100 shares of our common stock.

The voting powers, designations, preferences, limitations, restrictions and relative rights thereof will be as follows:

1. Conversion of Series B Convertible Preferred Stock into Common Stock

Each holder of shares of Series B Preferred Stock may, at its option and at any time and from time to time, convert any or all such shares, on the terms and conditions set forth in this Section 1, into fully paid and non-assessable shares of the Corporation’s Common Stock. The Series B Preferred Stock will be convertible into the Corporation’s Common Stock at a conversion ratio of one hundred (100) shares of Common Stock for every one (1) share of Series B Preferred Stock converted (the “Conversion Ratio”).

2. Voting of Series B Convertible Preferred Stock

Each share  of Series B  Preferred Share  will  entitle the  holder to 100 votes on any matters as to which the vote or consent of holders of our common stock shall be required or be taken, except with respect to resolutions to directly alter or change the powers, preferences, or special rights of the Series B  Preferred Shares,  whereupon the holders of the Series B  Preferred Stock will have one vote per share of Series B Preferred Stock on all such matters and will not have the right to cumulate their votes for any purpose.

3. No dividends will be paid on the Series B Convertible Preferred Stock

4. Liquidation Rights

In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation (a “Liquidation”), then in such event all outstanding shares of the Series B  Preferred Stock will automatically convert, without any action on the part of the holder thereof, into 100 shares of the Company’s common stock.

Commitments

We have no commitment to issue any Series B Preferred Shares nor are we in negotiation to issue Series B Preferred Shares.

Dilutive Effect

The issuance of the Series B Shares may have a dilutive effect on holders of our common stock to the extent that the holder of the Series B Preferred Shres choose to convert these shares into common stock.

ACTION 4

AUTHORIZING A CLASS OF SERCURITIES DESIGNATED SERIES C PREFERRED SHARES

We have authorized the issuance of five million shares of Series C Preferred Shares, each Series C Preferred Share, $0.001 par value, will entitle the holder thereof to convert each Series C Preferred Share into 50 shares of our common stock.

The voting powers, designations, preferences, limitations, restrictions and relative rights thereof will be as follows:

1. Conversion of Series C Convertible Preferred Stock into Common Stock

Each holder of shares of Series C Preferred Stock may, at its option and at any time and from time to time, convert any or all such shares, on the terms and conditions set forth in this Section 1, into fully paid and non-assessable shares of the Corporation’s Common Stock. The Series C Preferred Stock will be convertible into the Corporation’s Common Stock at a conversion ratio fifty (50) shares of Common Stock for every one (1) share of Series C Convertible Preferred Stock converted (the “Conversion Ratio”).

2. Voting of Series C Convertible Preferred Stock

Each share of Series C Convertible Preferred Stock will will  entitle the  holder to 50 votes on any matters as to which the vote or consent of holders of our common stock shall be required or be taken, except with respect to resolutions to directly alter or change the powers, preferences, or special rights of the Series C  Preferred Shares,  whereupon the holders of the Series C  Preferred Stock will have one vote per share of Series C Preferred Stock on all such matters and will not have the right to cumulate their votes for any purpose.

3. No dividends will be paid on the Series C Convertible Preferred Stock

4. Liquidation Rights

In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation (a “Liquidation”), then in such event all outstanding shares of the Series C Convertible Preferred Stock will automatically convert, without any action on the part of the holder thereof, into such number of shares of Common Stock as each holder of the Series C Convertible Preferred Stock is entitled under Section 1 herein.

Commitments

We have no commitment to issue any Series C Preferred Shares nor are we in negotiation to issue Series C Preferred Shares.

Dilutive Effect

The issuance of the Series C Shares may have a dilutive effect on holders of our common stock to the extent that the holder of the Series C Preferred Shares choose to convert these shares into common stock.

Purpose for authorizing Series B and Series C Preferred Shares,

The issuance of either the Series B and Series C Preferred Shares  provides the Company with (a) flexibility for future corporate action; (b) to further the Company’s best interest to have multiple clases pf  preferred shares in order to raise additional capital and to be used for corporate opportunities; and (c) the need to issue shares of preferred stock into Common Stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes, is desirable to avoid repeated separate amendments to our Articles of Incorporation and the delay and expense incurred in amending the Articles of Incorporation. The Company intends to assess its need to issue Series B or Series C preferred shares for the corporate purposes described above and we believe that we need to be in a position to take advantage of opportunities when they arise or when we have a need.

Currently, there is no plan to issue any preferred shares for the corporate purposes described above. In the event any preferred shares are issued in the future, shareholders may suffer dilution to their ownership of the Company at the time of the issuance of the preferred shares. No additional corporate action is needed to issue any preferred shares. The Company may even issue preferred shares as a defensive mechanism in order to attempt to stop a hostile take over by another company; there is no plan to do this at this time.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more stockholders sharing the same address by delivering a single proxy or information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy and information materials, delivering a single proxy or information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to KAT Gold Holdings Corp., 1149 Topsail Road, Mount Pearl, Newfoundland Canada A1N 5G2

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Kenneth Stead at our corporate heqdquarters.

We file annual and special reports and other information with the SEC. Certain of our SEC filings is available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KAT GOLD HOLDINGS CORP.

Date: March 26, 2014	B:	/s/ Kenneth Stead
Kenneth Stead, President